UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

CENTAUR GUERNSEY L.P. INC.

(Exact name of registrant as specified in its charter)

Guernsey	001-09913	98-1022387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12930 West Interstate 10, San Antonio, Texas 78249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 524-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2014 , our wholly owned subsidiary, Kinetic Concepts, Inc., (KCI) entered into a settlement and release agreement (the “Settlement Agreement”) with Wake Forest University Health Sciences (Wake Forest), to fully and finally resolve the pending patent disputes between them regarding Wake Forest’s negative pressure wound therapy (NPWT) patents formerly licensed to KCI. The Settlement Agreement resolves all disputes between KCI and Wake Forest, and their respective affiliates, related to Wake Forest’s NPWT patents that were the subject of a 1993 license agreement between KCI and Wake Forest, and detailed in our previous disclosures. To fully resolve all the pending disputes between KCI and Wake Forest, KCI agreed to pay Wake Forest retrospective U.S. patent royalties in the amount of $280 million, according to the following schedule: $80 million to be paid in July, 2014, $85 million to be paid in June 2015, $85 million to be paid in June 2016, and $30 million to be paid in June, 2017.

The Settlement Agreement includes a stipulated dismissal with prejudice of the lawsuits between KCI and Wake Forest, including the lawsuit that was previously scheduled to begin trial on July 28, 2014 in the U.S. District Court for the Western District of Texas, San Antonio Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTAUR GUERNSEY L.P. INC.

Date: June 30, 2014	By:	/s/ John T. Bibb
Name: John T. Bibb
Title: Executive Vice President and General Counsel